Exhibit 99.6
NOMINEE HOLDER CERTIFICATION
FARMERS NATIONAL BANC CORP.
     The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Subscription Rights”) to purchase common shares, no par value (“Common Shares”), of Farmers National Banc Corp. (the “Company) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus, dated December [•], 2010 (the “Prospectus”), hereby certifies to the Company and BNY Mellon Shareowner Services, as subscription agent and information agent for the Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of Common Shares specified below, the terms of which are described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Common Shares	Rights Exercised Pursuant to	Number of Shares Subscribed For
Owned on the Record Date	Basic Subscription Right	Pursuant to Oversubscription Privilege

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Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: